EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 Madison Avenue

New York NY 10016

Press Contact:

Marcia Horowitz, Rubenstein Associates

212 843 8014

Investors/Analysts Contact:

Michael Shaffer, EVP, Finance, PVH

212 381 3523

PHILLIPS-VAN HEUSEN TO CLOSE PLANT IN OZARK, ALA.

NEW YORK, NEW YORK March 7, 2006 -- Phillips-Van Heusen (NYSE: PVH) today announced that it will permanently close its Ozark, Ala., sewing plant by May 15. The facility, which makes dress shirts, is currently responsible for approximately five percent of the company’s dress shirt production, the rest of which is outsourced to factories abroad, the company said.  This is the last manufacturing facility that the Company operates.

“This was a difficult but inevitable decision based on the competitive environment in the apparel industry and the expiration of import quotas in 2005,” said Emanuel Chirico, Chief Executive Officer of Phillips-Van Heusen.  “We are very sorry to have to close the facility and we are committed to working with the local economic development authorities to do anything we can to help market this facility to other potential employers.”

The closing will result in the elimination of approximately 500 jobs. The company expects to incur severance and other costs related to the plant closure of approximately $10 million.   As a result of this decision, the company currently projects that annual savings of approximately $5 million will be realized in 2007.

Phillips-Van Heusen Corporation is one of the world's largest apparel companies. It owns and markets the Calvin Klein brand worldwide. It is the world's largest shirt company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, IZOD, Arrow, and G.H. Bass & Co., and its licensed brands Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, BCBG Max Azria, BCBG Attitude, MICHAEL Michael Kors, Sean Jean, Chaps, and Donald J. Trump Signature Collection.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company's licensors and other factors;  (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.
The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.